As filed with the Securities and Exchange Commission on June 19, 2002
                                                  Registration No. 333-
                                                                       ---------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    Form S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           RENAISSANCERE HOLDINGS LTD.
                           ---------------------------
             (Exact name of registrant as specified in its charter)

           Bermuda                                            98-0138020
-------------------------------                      ---------------------------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification Number)

                                Renaissance House
                          8-12 East Broadway, Pembroke
                                     Bermuda
                                 (441) 295-4513
                                 --------------
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)


                              Amended and Restated
                           RenaissanceRe Holdings Ltd.
                        Non-Employee Director Stock Plan

                           RenaissanceRe Holdings Ltd.
                            2001 Stock Incentive Plan
                            -------------------------
                              (Full title of plans)

                         Renaissance U.S. Holdings Inc.
                         c/o Thomas Friedberg, President
                                 2 Stirling Way
                              Mount Holly, NJ 08060
                                 (609) 351-5780
                                 --------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

John S. D'Alimonte, Esq.                           Stephen H. Weinstein, Esq.
Willkie Farr & Gallagher                         Vice President, General Counsel
  787 Seventh Avenue                                      and Secretary
  New York, NY 10019                                    Renaissance House
    (212) 728-8000                                8-12 East Broadway, Pembroke
                                                            Bermuda
                                                         (441) 295-4513

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                                      Proposed
                                      Proposed        maximum
  Title of                             maximum        aggregate      Amount of
securites to        Amount to be    offering price    offering      registration
be registered      registered (1)   per share (2)     price (2)         fee
--------------------------------------------------------------------------------
Common Shares,
par value $1.00
per share (the
"Common Shares")     3,000,000         $36.28         $108,840,000  $10,013.28

(1) Represents 450,000 Common Shares of RenaissanceRe Holdings Ltd. issuable pursuant to the RenaissanceRe Holdings Ltd. Amended and Restated Non-Employee Director Stock Plan and 2,550,000 Common Shares issuable pursuant to the RenaissanceRe Holdings Ltd. 2001 Stock Incentive Plan. In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued, pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration. All share amounts in this Registration Statement reflect the Registrant's 3-for-1 share split, effected as a stock dividend paid on May 30, 2002.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low sales prices of the Common Shares as reported by the New York Stock Exchange on June 18, 2002.

Explanatory Note

This Registration Statement is filed pursuant to Instruction E to Form S-8 to register additional Common Shares of RenaissanceRe Holdings Ltd.(the "Registrant" or the "Company") which have been approved by its shareholders for issuance under the Registrant's Amended and Restated 2001 Stock Incentive Plan, and its Amended and Restated Non-Employee Director Stock Plan (the "Plans"). The Plans, copies of which are filed as exhibits to this Registration Statement, were amended and restated to reflect the Registrant's 3-for-1 stock split, effected as a stock dividend paid on May 30, 2002, and to incorporate prior amendments into a document for each Plan.

Pursuant to Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-68282), the Registrant's Registration Statement on Form S-8 (File No. 333-61015), and any post-effective amendments thereto.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by the Registrant, are incorporated by reference into the Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ending December 31, 2001, filed on April 1, 2002, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Registrant's Quarterly Report on Form 10-Q, for the quarter ended March 31, 2002, filed on May 15, 2002, pursuant to the Exchange Act; and

     (c) The description of the Registrant's common shares, par value $1.00 per share (the "Common Shares"), which is contained in the Registrant's Registration Statement on Form 8-A, filed on July 24, 1995, pursuant to the Exchange Act.

     In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4. DESCRIPTION OF SECURITIES

     Inapplicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Inapplicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 30 of the Amended and Restated Bye-Laws (the "Bye-Laws") of the Registrant provides as follows:

     "The Directors, Secretary and other Officers of the Company and the liquidator or trustee (if any) acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reasons of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or default of the other of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any willful negligence, willful default, fraud or dishonesty which may attach to any of said persons."

Article 31 of the Bye-laws of the Registrant provides as follows:

     "Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any willful negligence, willful default, fraud or dishonesty which may attach to such Director or Officer."

Sections 97, 98 and 98A of the Companies Act 1981 of Bermuda (in which the word "officer" includes both officers and directors) provide as follows:

     "Duty of care of officers

     97 (1) Every officer of a company in exercising his powers and discharging his duties shall:

          (a) act honestly and in good faith with a view to the best interests of the company; and

          (b) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

     (2) Every officer of the company shall comply with this Act, the regulations, and the bye-laws of the company.

     (3) [Deleted]

     (4) Without in any way limiting the generality of subsection (1) an officer of a company shall be deemed not to be acting honestly and in good faith if
     -

          (a) he fails on request to make known to the auditors of the company full details of -

               (i) any emolument, pension or other benefit that he has received or it is agreed that he should receive from the company or any of the company's subsidiaries; or

               (ii) any loan he has received or is to receive from the company or any of its subsidiaries;

          (b) he fails to disclose at the first opportunity at a meeting of directors or by writing to the directors -

               (i) his interest in any material contract or proposed material contract with the company or any of its subsidiaries;

               (ii) his material interest in any person that is a party to a material contract or proposed material contract with the company or any of its subsidiaries.

     (5) For the purpose of this section -

          (a) a general notice to the directors of a company by an officer of the company declaring that he is an officer of or has a material interest in a person and is to be regarded as interested in any contract with that person is a sufficient declaration of interest in relation to any such contract;

          (b) the word "material" in relation to a contract or proposed contract shall be construed as relating to the materiality of that contract or proposed contract in relation to the business of the company to which disclosure must be made;

          (c) an interest occurring by reason of the ownership or direct or indirect control of not more than ten percentum of the capital of a person shall not be deemed material.

     (5A) An officer is not liable under subsection (1) if he relies in good faith upon -

          (a) financial statements of the company represented to him by another officer of the company; or

          (b) a report of an attorney, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by him.

     (6) Any officer of a company who fails to make known a matter he is required to make known under subsection (4) shall be liable to a fine of one thousand dollars.

     (7) Nothing in this section shall be taken to prejudice any rule of law or any bye-law restricting officers of a company from having any interest in contracts with the company."

     "Exemption, Indemnification and Liability of Officers, etc.

     98 (1) Subject to subsection (2), a company may in its bye-laws or in any contract or arrangement between the company and any officer, or any person employed by the company as auditor, exempt such officer or person from, or indemnify him in respect of, any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty in relation to the company or any subsidiary thereof.

     (2) Any provision, whether contained in the bye-laws of a company or in any contract or arrangement between the company and any officer, or any person employed by the company as auditor, exempting such officer or person from or indemnifying him against any liability which by virtue of any rule of law would otherwise attach to him in respect of any willful negligence, willful default, fraud or dishonesty of which he may be guilty in relation to the company shall be void.

     Provided that -

          (a) nothing in this section shall operate to deprive any person of any exemption or right to be indemnified in respect of anything done or omitted to be done by him while any such provision was in force; and

          (b) notwithstanding anything in this section, a company may, in pursuance of any such provision as aforesaid indemnify any such officer or auditor against any liability incurred by him in defending any proceedings, whether civil or criminal in which judgment is given in his favor or in which he is acquitted or when relief is granted to him by the Court under section 281."

     "Insurance of officers etc.

     98A A company may purchase and maintain insurance for the benefit of any officer of the company against any liability incurred by him under paragraph (b) of subsection (1) of section 97 in his capacity as an officer of the company or indemnifying such an officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer may be guilty in relation to the company or any subsidiary thereof and nothing in this Act shall make void or voidable any such policy."

The Registrant has entered into employment agreements with all of its executive officers, each of which contains provisions pursuant to which the Registrant has agreed to indemnify the executive as required by the Bye-Laws and maintain customary insurance policies providing for indemnification.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

Item 8. EXHIBITS

Exhibit No.

5             Opinion of Conyers Dill & Pearman.

23.1          Consent of Ernst & Young LLP.

23.2          Consent of Conyers Dill & Pearman (included in Exhibit 5).

24            Power of Attorney (reference is made to the signature page).

99.1 Amended and Restated RenaissanceRe Holdings Ltd. Non-Employee Director Stock Plan.

99.2          RenaissanceRe Holdings Ltd. 2001 Stock Incentive Plan.

99.3 Second Amended and Restated 1993 Stock Incentive Plan of RenaissanceRe Holdings Ltd.

Item 9. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     1. (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on June 19, 2002.

                                        RENAISSANCERE HOLDINGS LTD.



                                        By:  /s/ John M. Lummis
                                             -----------------------------------
                                             John M. Lummis
                                             Executive Vice President and
                                             Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitute and appoint Martin J. Merrit and Stephen H. Weinstein, as his true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (i) any and all pre-effective and post-effective amendments to this registration statement, (ii) any registration statement relating to this offering that is to be effective upon filing pursuant to rule 462(b) under the Securities Act of 1933, as amended, (iii) any exhibits to any such registration statement or pre-effective or post-effective amendments, (iv) any and all applications and other documents in connection with any such registration statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable RenaissanceRe Holdings Ltd. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Name                       Title                     Date
             ----                       -----                     ----

/s/ James N. Stanard               Chief Executive Officer         June 18, 2002
------------------------------     and Chairman of the
James N. Stanard                   Board of Directors
                                   (Principal Executive
                                   Officer)


/s/ John M. Lummis                 Executive Vice                  June 18, 2002
------------------------------     President and Chief
John M. Lummis                     Financial Officer
                                   (Principal Financial
                                   and Accounting Officer)


                                   Director and President          June __, 2002
------------------------------
William I. Riker


/s/ Thomas A. Cooper               Director                        June 18, 2002
------------------------------
Thomas A. Cooper

/s/ Edmund B. Greene               Director                        June 18, 2002
------------------------------
Edmund B. Greene


/s/ Brian R. Hall                  Director                        June 19, 2002
------------------------------
Brian R. Hall


/s/ William F. Hecht               Director                        June 18, 2002
------------------------------
William F. Hecht


                                   Director                        June __, 2002
------------------------------
W. James MacGinnitie


/s/ Scott E. Pardee                Director                        June 18, 2002
------------------------------
Scott E. Pardee



Renaissance U.S. Holdings Inc.     Authorized
                                   Representative in the
/s/ Thomas Friedberg               United States
------------------------------
Name:   Thomas Friedberg
Title:  President,
        Renaissance U.S.
        Holdings Inc.

                                INDEX TO EXHIBITS

Exhibit No.   Description of Exhibit
----------    ----------------------
5             Opinion of Conyers Dill & Pearman.

23.1          Consent of Ernst & Young LLP.

23.2          Consent of Conyers Dill & Pearman (included in Exhibit 5).

24            Power of Attorney (reference is made to the signature page).

99.1 Amended and Restated RenaissanceRe Holdings Ltd. Non-Employee Director Stock Plan.

99.2          RenaissanceRe Holdings Ltd. 2001 Stock Incentive Plan.

99.3 Second Amended and Restated 1993 Stock Incentive Plan of RenaissanceRe Holdings Ltd.